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                                                                   Exhibit 10.20

                             TERMINATION AGREEMENT


     This Termination Agreement is made as of this 13 day of February 1998 by DEBONAIR AIRWAYS, LTD. ("DEBONAIR") and INTERACTIVE FLIGHT TECHNOLOGIES, INC. ("IFT") with reference to the following facts:

     DEBONAIR and IFT are parties to that certain agreement dated as of March 1996 (as subsequently amended and supplemented, the "AGREEMENT") relating to the purchase and installation of an IFEN-2 in-flight entertainment network. The Agreement originally provided for the installation of six ship sets, but the parties have decided to terminate their relationship on the terms and conditions set forth herein.

     Now, therefore, in consideration of these premises and the mutual covenants contained herein, the parties agree as follows:

     1. PAYMENT AND TERMINATION. In full and final settlement of all of its obligations to DEBONAIR under the Agreement, IFT agrees to pay immediately to DEBONAIR the sum of $81,274.63 sterling. Upon receipt by DEBONAIR of such payment, all rights, liabilities and obligations of the parties under the Agreement are hereby terminated and the Agreement shall be of no force or effect. DEBONAIR understands and acknowledges that it will be responsible for removing the IFEN-2 from the aircraft on which it was installed and returning to IFT at IFT's cost. Shipping arrangements must be pre-approved by IFT and completed by DEBONAIR in a commercially reasonable time frame. However, DEBONAIR shall have no liability whatsoever (including, without limitation, liability for loss of use, loss of revenue or loss of profit) for any damage to any IFEN-2 sustained during such removal or otherwise, except for that arising from gross negligence or willful misconduct of DEBONAIR.

     2. RELEASE. Each of DEBONAIR and IFT does hereby fully and forever release and discharge, respectively, the IFT Group and the DEBONAIR Group from any and all Claims that DEBONAIR and IFT have had, may have had, or now has, or hereafter can, shall or may have through and including the date hereof. "CLAIMS" means any and all claims, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses, injuries and liabilities, of whatever kind or nature, in law, equity or otherwise, present and future, whether known or unknown, suspected or unsuspected, contingent or fixed. "IFT GROUP" and "DEBONAIR
GROUP" mean, respectively, IFT and DEBONAIR and their present and former subsidiaries, successors, and assigns and, in their capacity as such, their directors, officers, partners, agents, affiliates, attorneys and employees.

     3. REPRESENTATIONS AND WARRANTIES. Each of DEBONAIR and IFT represents and warrants that it (i) has full power and authority to enter into this Termination Agreement and (ii) is the owner of the Claims that it has released herein and (iii) has not (nor has it purported to have) assigned, conveyed, encumbered, or in any manner transferred any


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portion of the Claims covered hereby. IFT represents and warrants that it has full power and authority to enter into this Termination Agreement. Each party hereby agrees to indemnify and hold the other harmless from any and all claims (including, but not limited to, all attorneys' fees actually incurred) resulting from any breach of that party's warranties and representations in this Termination Agreement. Except as expressly set forth herein, none of the parties hereto has made any representations or warranties in connection with this Termination Agreement, and no party has relied upon any oral or written representation or warranty of any other party in entering into this Termination Agreement.

     4. MODIFICATION. This Termination Agreement may not be amended, modified or altered except by an express writing executed by the parties.

     5. ATTORNEYS' FEES. In any dispute between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation.

     6. GOVERNING LAW. This Termination Agreement has been entered into in the State of Nevada and shall be governed by and interpreted in accordance with the laws of that State, without giving effect to the conflict of laws provisions thereof or of any other jurisdiction.

     7. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties approved and executed this Termination Agreement as of the date first set forth above.

DEBONAIR                                  INTERACTIVE FLIGHT TECHNOLOGIES, INC.

By: /s/ F. Mancassola                     By: /s/ John W. Alderfer
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Printed                                   Printed
name:  F. Mancassola                      name:  John W. Alderfer
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Title: Chairman CEO                       Title: Treasurer
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